Exhibit 99.1

News Release

Investor Contact:	Media Contact:
Mark Bette	Doug Holt
(312) 444-2301	(312) 557-1571
Mark_Bette@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS RECORD FIRST QUARTER NET INCOME
OF $381.6 MILLION, EARNINGS PER COMMON SHARE OF $1.58

REVENUE GROWTH OF 15%
RETURN ON AVERAGE COMMON EQUITY OF 16.0%
CHICAGO, APRIL 17, 2018 — Northern Trust Corporation today reported first quarter net income per diluted common share of $1.58, compared to $1.09 in the first quarter of 2017 and $1.51 in the fourth quarter of 2017. Net income was $381.6 million, compared to $276.1 million in the prior-year quarter and $356.6 million in the prior quarter.
“Northern Trust’s first quarter performance was strong, generating a return on average common equity of 16.0% and earnings per share growth of 45%,” said Michael O’Grady, President and Chief Executive Officer. “This quarter’s performance reflected organic growth in our businesses, as well as the impact of favorable macroeconomic conditions. Revenue growth of 15% was driven by year-over-year growth in trust, investment and other servicing fees of 16%. Expenses during the quarter reflected support for the growth in our businesses. Our results produced positive fee operating leverage and operating leverage of 4.7 points and 3.6 points, respectively, versus the prior year. We remain focused on executing our strategy of providing excellent client service, improving our productivity and investing in future growth.”

FIRST QUARTER 2018 RESULTS

Current-quarter results were affected by tax related items, the acquisition and integration of UBS Asset Management’s fund administration units in Luxembourg and Switzerland (“the UBS acquisition”), and severance related and restructuring charges as follows:

($ In Millions)	Q1 2018	Q4 2017
Tax Related Items
Impact of Tax Cuts and Jobs Act (TCJA)*	$(15.8)	$53.1
Change in accounting method for software development-related expense deductions	22.6	—
Benefit for Income Taxes	$6.8	$53.1

Special One-Time Employee Cash Bonus
Compensation	$—	$(12.0)
Employee Benefits	—	(0.9)
Income (Loss) before Income Taxes	$—	$(12.9)

Acquisition-related Integration and Transaction Costs
Noninterest Expense	$(4.1)	$(7.6)

Severance Related and Restructuring Charges
Compensation	$(6.1)	$(14.1)
Employee Benefits	(0.5)	(1.1)
Outside Services	(2.0)	(1.8)
Equipment and Software	—	(0.6)
Income (Loss) before Income Taxes	$(8.6)	$(17.6)

(*)
In the prior quarter, the amount represents the initial estimated impact of the TCJA, an amount that may continue to be refined in future periods as further information becomes available. In the current quarter, the amount represents adjustments to the initial estimated impact of the TCJA.

SUMMARY RESULTS & KEY METRICS

				% Change vs.
($ In Millions except per share data)	Q1 2018	Q4 2017	Q1 2017	Q4 2017	Q1 2017
Total Revenue (FTE*)	$1,484.7	$1,440.5	$1,293.3	3%	15%
Noninterest Expense	995.3	1,001.9	894.5	(1)	11
Provision for Credit Losses	(3.0)	(13.0)	(1.0)	(77)	200
Provision for Income Taxes	102.1	79.0	114.8	29	(11)
Net Income	381.6	356.6	276.1	7	38
Earnings Allocated to Common and Potential Common Shares	359.1	345.2	250.9	4	43

Diluted Earnings per Common Share	$1.58	$1.51	$1.09	5%	45%

Return on Average Common Equity	16.0%	15.1%	11.6%
Return on Average Assets	1.24%	1.16%	0.96%

Average Assets	$124,493.3	$122,312.0	$116,476.4	2%	7%

(*)
Total revenue presented on a fully taxable equivalent (FTE) basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

FIRST QUARTER 2018 RESULTS (continued)

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are the primary drivers of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income. The following table presents the Corporation’s AUC/A, assets under custody, a component of AUC/A, and assets under management by reporting segment.

	As of			% Change vs.
($ In Billions)	March 31, 2018*	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2017
Assets Under Custody/Administration
Corporate & Institutional Services (C&IS)	$10,131.7	$10,066.8	$8,338.2	1%	22%
Wealth Management	654.0	655.8	586.5	—	12
Total Assets Under Custody/Administration	$10,785.7	$10,722.6	$8,924.7	1%	21%
Assets Under Custody
Corporate & Institutional Services	$7,466.5	$7,439.1	$6,533.3	—%	14%
Wealth Management	645.2	645.5	574.4	—	12
Total Assets Under Custody	$8,111.7	$8,084.6	$7,107.7	—%	14%
Assets Under Management
Corporate & Institutional Services	$878.3	$871.2	$741.1	1%	19%
Wealth Management	287.4	289.8	260.2	(1)	10
Total Assets Under Management	$1,165.7	$1,161.0	$1,001.3	—%	16%

(*)	Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.
TOTAL REVENUE (FTE)

				% Change vs.
($ In Millions except per share data)	Q1 2018	Q4 2017	Q1 2017	Q4 2017	Q1 2017
Noninterest Income	$1,092.0	$1,044.5	$930.9	5%	17%
Net Interest Income (FTE*)	392.7	396.0	362.4	(1)	8
Total Revenue (FTE*)	$1,484.7	$1,440.5	$1,293.3	3%	15%

(*)
Total revenue and net interest income presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

FIRST QUARTER 2018 RESULTS (continued)

Noninterest Income

				% Change vs.
($ In Millions)	Q1 2018	Q4 2017	Q1 2017	Q4 2017	Q1 2017
Noninterest Income
Trust, Investment and Other Servicing Fees	$937.7	$910.0	$808.2	3%	16%
Foreign Exchange Trading Income	78.5	62.8	48.1	25	63
Treasury Management Fees	14.0	13.6	14.7	3	(5)
Security Commissions and Trading Income	27.2	23.8	20.5	14	33
Other Operating Income	34.8	34.8	39.7	—	(12)
Investment Security Gains (Losses), net	(0.2)	(0.5)	(0.3)	(60)	(33)
Total Noninterest Income	$1,092.0	$1,044.5	$930.9	5%	17%
Q1 2018 vs. Q4 2017

▪
Trust, investment and other servicing fees increased primarily due to favorable markets, a change in presentation of certain fees resulting from the adoption of the new revenue recognition standard, the favorable impact of movements in foreign exchange rates, and new business. There is a corresponding increase to outside services expense as a result of the adoption of the new revenue recognition standard.

▪	Foreign exchange trading income increased primarily due to higher client volumes, increased foreign exchange swap activity in treasury, and higher currency volatility.

▪	Security commissions and trading income increased primarily due to higher transition management and core brokerage revenue.
Q1 2018 vs. Q1 2017

▪
Trust, investment and other servicing fees increased primarily due to favorable markets, new business, revenue associated with the UBS acquisition, the favorable impact of movements in foreign exchange rates, and a change in presentation of certain fees resulting from the adoption of the new revenue recognition standard. There is a corresponding increase to outside services expense as a result of the adoption of the new revenue recognition standard.

▪	Foreign exchange trading income increased primarily due to higher client volumes and increased foreign exchange swap activity in treasury.

▪	Security commissions and trading income increased primarily due to higher core brokerage and transition management revenue.

▪	Other operating income decreased primarily due to foreign currency adjustments.

FIRST QUARTER 2018 RESULTS (continued)

Trust, Investment and Other Servicing Fees by Reporting Segment

				% Change vs.
($ In Millions)	Q1 2018	Q4 2017	Q1 2017	Q4 2017	Q1 2017
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$373.9	$369.0	$307.5	1%	22%
Investment Management	109.7	106.4	93.5	3	17
Securities Lending	26.0	25.2	23.8	3	9
Other	34.7	32.8	38.1	6	(9)
Total	$544.3	$533.4	$462.9	2%	18%
Q1 2018 vs. Q4 2017

▪	C&IS custody and fund administration fees increased slightly, primarily due to the favorable impact of movements in foreign exchange rates and favorable markets.

▪	C&IS investment management fees increased primarily due to favorable markets.

▪	C&IS other fees increased primarily due to seasonally higher benefit payment fees in the current quarter.
Q1 2018 vs. Q1 2017

▪	C&IS custody and fund administration fees increased primarily due to new business, the favorable impact of movements in foreign exchange rates, and favorable markets.

▪	C&IS investment management fees increased primarily due to favorable markets, new business, and the favorable impact of movements in foreign exchange rates.

▪	C&IS other fees decreased primarily due to lower sub-advisor fees. The income associated with sub-advisor fees has an associated expense in outside services.

FIRST QUARTER 2018 RESULTS (continued)

				% Change vs.
($ In Millions)	Q1 2018	Q4 2017	Q1 2017	Q4 2017	Q1 2017
Wealth Management Trust, Investment and Other Servicing Fees
Central	$153.9	$149.6	$137.4	3%	12%
East	98.9	92.5	85.2	7	16
West	78.6	75.0	69.6	5	13
Global Family Office	62.0	59.5	53.1	4	17
Total	$393.4	$376.6	$345.3	4%	14%
Q1 2018 vs. Q4 2017

▪
The increase in Wealth Management fees across all regions was primarily attributable to favorable markets, a change in presentation of certain fees resulting from the adoption of the new revenue recognition standard, and new business.

▪	The increase in Global Family Office fees was primarily attributable to new business and favorable markets.
Q1 2018 vs. Q1 2017

▪
The increase in Wealth Management fees across all regions was primarily attributable to favorable markets, a change in presentation of certain fees resulting from the adoption of the new revenue recognition standard, and new business.

▪	The increase in Global Family Office fees was primarily attributable to new business and favorable markets.

FIRST QUARTER 2018 RESULTS (continued)

Net Interest Income

				% Change vs.
($ In Millions)	Q1 2018	Q4 2017	Q1 2017	Q4 2017	Q1 2017
Net Interest Income
Interest Income (FTE*)	$514.6	$504.1	$419.2	2%	23%
Interest Expense	121.9	108.1	56.8	13	115
Net Interest Income (FTE*)	$392.7	$396.0	$362.4	(1)%	8%

Average Earning Assets	$115,686	$113,308	$108,952	2%	6%
Net Interest Margin (FTE*)	1.38%	1.39%	1.35%

(*)
Interest income, net interest income and net interest margin presented on an FTE basis are non-generally accepted accounting principle financial measures that facilitate the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

Q1 2018 vs. Q4 2017

▪	Net interest income on an FTE basis decreased slightly compared to the prior quarter, primarily resulting from a lower net interest margin, partially offset by an increase in earning assets.

▪
The net interest margin on an FTE basis decreased primarily due to higher premium amortization due to a change in estimation methodology and a balance sheet mix shift, partially offset by higher short-term interest rates.

▪
Average earning assets increased compared to the prior quarter, primarily resulting from higher levels of securities, partially offset by reductions in loans and leases. Earning asset growth was funded primarily by higher levels of borrowed funds, demand and other noninterest-bearing deposits, and interest-bearing deposits.

Q1 2018 vs. Q1 2017

▪	Net interest income on an FTE basis increased compared to the prior-year quarter, primarily the result of a higher net interest margin and an increase in earning assets.

▪
The net interest margin on an FTE basis increased primarily due to higher short-term interest rates, partially offset by higher premium amortization due to a change in estimation methodology and a balance sheet mix shift.

▪
Average earning assets increased compared to the prior-year quarter, primarily resulting from higher levels of short-term interest-bearing deposits and securities, partially offset by reductions in loans and leases. Earning asset growth was funded primarily by higher levels of interest-bearing deposits and borrowed funds, partially offset by lower demand and other noninterest-bearing deposits.

FIRST QUARTER 2018 RESULTS (continued)

PROVISION FOR CREDIT LOSSES

	As of and for the three-months ended,			% Change vs.
($ In Millions)	March 31, 2018	December 31, 2017	March 31, 2017	December 31, 2017	March 31, 2017
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$153.8	$173.4	$192.0	(11)%	(20)%
Provision for Credit Losses	(3.0)	(13.0)	(1.0)	(77)	200
Net Recoveries / (Charge-Offs)	(3.0)	(6.6)	(2.0)	(55)	50
Ending Allowance for Credit Losses	$147.8	$153.8	$189.0	(4)%	(22)%

Allowance assigned to:
Loans and Leases	$125.4	$131.2	$162.0	(4)%	(23)%
Undrawn Commitments and Standby Letters of Credit	22.4	22.6	27.0	(1)	(17)
Ending Allowance for Credit Losses	$147.8	$153.8	$189.0	(4)%	(22)%

Q1 2018

▪
The credit provision in the current quarter was primarily driven by reductions in outstanding loans and undrawn loan commitments that resulted in a reduction in the inherent allowance ascribed to the commercial real estate, residential real estate, and commercial and institutional portfolios, partially offset by charge-offs in the current quarter.

Q4 2017

▪
The credit provision in the prior quarter was primarily driven by continued improvement in the credit quality of the commercial real estate and residential real estate portfolios, partially offset by charge-offs in the prior quarter.

Q1 2017

▪
The credit provision in the prior-year quarter was primarily driven by reductions in outstanding loans and undrawn loan commitments and standby letters of credit that resulted in a reduction in the inherent allowance ascribed to the private client, residential real estate, and commercial real estate portfolios. The credit provision was partially offset by an increase in specific reserves in the commercial portfolio.

FIRST QUARTER 2018 RESULTS (continued)

NONINTEREST EXPENSE

				% Change vs.
($ In Millions)	Q1 2018	Q4 2017	Q1 2017	Q4 2017	Q1 2017
Noninterest Expense
Compensation	$471.7	$457.1	$425.8	3%	11%
Employee Benefits	91.7	91.7	77.8	—	18
Outside Services	171.4	175.6	153.1	(2)	12
Equipment and Software	140.0	132.5	127.3	6	10
Occupancy	51.5	52.8	45.4	(2)	13
Other Operating Expense	69.0	92.2	65.1	(25)	6
Total Noninterest Expense	$995.3	$1,001.9	$894.5	(1)%	11%

End of Period Full-Time Equivalent Staff	18,200	18,100	17,300	1%	5%

Q1 2018 vs. Q4 2017

▪
Compensation expense increased compared to the prior quarter, primarily reflecting higher expense related to long-term performance based incentive compensation due to the vesting provisions associated with incentive grants to retirement-eligible employees in the current quarter. Additionally, the prior quarter included expense related to a one-time employee cash bonus and higher severance charges.

▪	Employee benefits expense was unchanged compared to the prior quarter, primarily reflecting lower medical costs, partially offset by higher payroll taxes and retirement plan expenses.

▪
Expense for outside services decreased slightly compared to the prior quarter, primarily reflecting lower consulting expense and legal expense, partially offset by a change in presentation of third-party advisor costs resulting from the adoption of the new revenue recognition standard. There is a corresponding increase to trust, investment and other servicing fees as a result of the adoption of the new revenue recognition standard.

▪	Equipment and software expense increased compared to the prior quarter, primarily reflecting increased software amortization and software support costs.

▪	Other operating expense decreased compared to the prior quarter, primarily reflecting decreases in business promotion, staff related, and various other operating expense categories.
Q1 2018 vs. Q1 2017

▪
Compensation expense increased compared to the prior-year quarter, primarily reflecting increased salary expense, higher cash-based incentive accruals, and higher severance charges. The increase in salary expense was driven by the unfavorable impact of movements in foreign exchange rates, staff growth including the UBS acquisition, and base pay adjustments.

▪	Employee benefits expense increased compared to the prior-year quarter, primarily due to higher retirement plan expenses and costs associated with the UBS acquisition.

▪
Expense for outside services increased compared to the prior-year quarter, primarily reflecting a change in presentation of third-party advisor costs resulting from the adoption of the new revenue recognition standard, higher sub-custodian expenses, and increased costs associated with the UBS acquisition, partially offset by lower sub-advisor costs.There is a corresponding increase to trust, investment and other servicing fees as a result of the adoption of the new revenue recognition standard.

FIRST QUARTER 2018 RESULTS (continued)

▪	Equipment and software expense increased compared to the prior-year quarter, primarily reflecting increased software amortization.

▪	Occupancy expense increased compared to the prior-year quarter, primarily reflecting accelerated depreciation expense related to a previously announced facility exit.

▪	Other operating expense increased compared to the prior-year quarter, primarily reflecting higher costs associated with the UBS acquisition and increases in various other operating expense categories.

FIRST QUARTER 2018 RESULTS (continued)

PROVISION FOR INCOME TAX

				% Change vs.
($ In Millions)	Q1 2018	Q4 2017	Q1 2017	Q4 2017	Q1 2017
Net Income
Income before Income Taxes	$483.7	$435.6	$390.9	11%	24%
Provision for Income Taxes	102.1	79.0	114.8	29	(11)
Net Income	$381.6	$356.6	$276.1	7%	38%

Effective Tax Rate	21.1%	18.2%	29.4%
Q1 2018 vs. Q4 2017

▪
The increase in the provision for income taxes was primarily attributable to a non-recurring net income tax benefit that was recorded in the prior quarter as a result of the TCJA in Q4 2017. Also impacting the quarter-over-quarter income tax provision was an increase in income before income taxes and other tax accounting changes in 2018 brought about by the TCJA including the tax accounting associated with non-US branches and subsidiaries, and adjustments recorded in the current period associated with the implementation of the TCJA.

▪
Increases to the provision for income taxes were partially offset by decreases related to the reduction in the US corporate income tax rate from 35% to 21%, and a tax benefit recognized in the current quarter resulting from a change in accounting method regarding the timing of tax deductions for software development-related expenses.

Q1 2018 vs. Q1 2017

▪
The decrease in the provision for income taxes was primarily attributable to the reduction in the US corporate income tax rate from 35% to 21% as a result of the TCJA enacted in Q4 2017. Also contributing to the decrease in the provision for income taxes compared to the prior-year quarter was a tax benefit resulting from a change in accounting method regarding the timing of tax deductions for software development-related expenses.

▪
Decreases to the provision for income taxes were partially offset by an increase in income before income taxes, adjustments recorded in the current period associated with the implementation of the TCJA, tax accounting changes in 2018 brought about by the TCJA including the tax accounting associated with non-US branches and subsidiaries, and a reduction in the income tax benefit derived from the vesting of restricted stock units and stock option exercises compared to the prior-year quarter.

STOCKHOLDERS' EQUITY

Total stockholders’ equity averaged $10.1 billion, up $346.3 million, or 4% from the prior-year quarter’s average of $9.8 billion. The increase was primarily attributable to earnings, partially offset by the repurchase of common stock pursuant to the Corporation’s share repurchase program and dividend declarations. During the current quarter, the Corporation declared cash dividends totaling $17.3 million to preferred stockholders and cash dividends totaling $96.4 million to common stockholders. During the three months ended March 31, 2018, the Corporation repurchased 2,518,409 shares of common stock, including 379,123 shares withheld related to share-based compensation, at a total cost of $263.2 million ($104.51 average price per share).

CAPITAL RATIOS

The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at March 31, 2018, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased in requirements.

	March 31, 2018*		December 31, 2017		March 31, 2017
Capital Ratios - Northern Trust Corporation	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	13.1%	12.4%	13.5%	12.6%	12.9%	12.2%
Tier 1	14.4%	13.6%	14.8%	13.8%	14.2%	13.4%
Total	16.2%	15.6%	16.7%	15.8%	15.6%	15.0%
Tier 1 Leverage	7.6%	7.6%	7.8%	7.8%	8.2%	8.2%
Supplementary Leverage	6.7%	N/A	6.8%	N/A	6.9%	N/A

	March 31, 2018*		December 31, 2017		March 31, 2017
Capital Ratios - The Northern Trust Company	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach
Common Equity Tier 1	13.6%	12.7%	13.7%	12.6%	12.9%	12.0%
Tier 1	13.6%	12.7%	13.7%	12.6%	12.9%	12.0%
Total	15.2%	14.4%	15.4%	14.3%	14.6%	13.8%
Tier 1 Leverage	7.0%	7.0%	7.0%	7.0%	7.2%	7.2%
Supplementary Leverage	6.1%	N/A	6.1%	N/A	6.1%	N/A

(*)	Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

RECONCILIATION TO FULLY TAXABLE EQUIVALENT

The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with generally accepted accounting principles to such measures on an FTE basis, which are non-generally accepted accounting financial measures. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$505.9	$8.7	$514.6	$488.1	$16.0	$504.1	$410.3	$8.9	$419.2
Interest Expense	121.9	—	121.9	108.1	—	108.1	56.8	—	56.8
Net Interest Income	$384.0	$8.7	$392.7	$380.0	$16.0	$396.0	$353.5	$8.9	$362.4
Net Interest Margin	1.35%		1.38%	1.33%		1.39%	1.32%		1.35%

Total Revenue	$1,476.0	$8.7	$1,484.7	$1,424.5	$16.0	$1,440.5	$1,284.4	$8.9	$1,293.3

FORWARD-LOOKING STATEMENTS

This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, industry trends, and expectations regarding the impact of recent accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s first quarter earnings conference call will be webcast on April 17, 2018. The live call will be conducted at 9:00 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/financialreleases
A recording of the live call will be available on Northern Trust’s website from 1:00 p.m. CT on April 17, 2018, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
To download our investor relations mobile app, which offers access to SEC filings, press releases, stock quotes and upcoming events, please visit Apple’s App Store for your iPad. You may find the app by searching Northern Trust Investor Relations or by clicking on https://appsto.re/us/MtHH3.i from your iPad.

About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has offices in the United States in 19 states and Washington, D.C., and 23 international locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of March 31, 2018, Northern Trust had assets under custody/administration of US$10.8 trillion, and assets under management of US$1.2 trillion. For more than 125 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit northerntrust.com or follow us on Twitter @NorthernTrust.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/disclosures.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	FIRST QUARTER
	2018	2017	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$937.7	$808.2	16%
Foreign Exchange Trading Income	78.5	48.1	63
Treasury Management Fees	14.0	14.7	(5)
Security Commissions and Trading Income	27.2	20.5	33
Other Operating Income	34.8	39.7	(12)
Investment Security Gains (Losses), net	(0.2)	(0.3)	(33)
Total Noninterest Income	1,092.0	930.9	17

Net Interest Income
Interest Income	505.9	410.3	23
Interest Expense	121.9	56.8	115
Net Interest Income	384.0	353.5	9

Total Revenue	1,476.0	1,284.4	15

Provision for Credit Losses	(3.0)	(1.0)	200

Noninterest Expense
Compensation	471.7	425.8	11
Employee Benefits	91.7	77.8	18
Outside Services	171.4	153.1	12
Equipment and Software	140.0	127.3	10
Occupancy	51.5	45.4	13
Other Operating Expense	69.0	65.1	6
Total Noninterest Expense	995.3	894.5	11

Income before Income Taxes	483.7	390.9	24
Provision for Income Taxes	102.1	114.8	(11)
NET INCOME	$381.6	$276.1	38%

Dividends on Preferred Stock	$17.3	$20.7	(16)%
Earnings Allocated to Participating Securities	5.2	4.5	13
Earnings Allocated to Common and Potential Common Shares	359.1	250.9	43

Per Common Share
Net Income
Basic	$1.59	$1.10	45%
Diluted	1.58	1.09	45

Average Common Equity	$9,255.7	$8,909.4	4%
Return on Average Common Equity	16.0%	11.6%
Return on Average Assets	1.24%	0.96%

Cash Dividends Declared per Common Share	$0.42	$0.38	11%

Average Common Shares Outstanding (000s)
Basic	225,681	229,060
Diluted	227,048	230,631
Common Shares Outstanding (EOP) (000s)	224,991	229,586

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	FIRST	FOURTH
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2018	2017	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$937.7	$910.0	3%
Foreign Exchange Trading Income	78.5	62.8	25
Treasury Management Fees	14.0	13.6	3
Security Commissions and Trading Income	27.2	23.8	14
Other Operating Income	34.8	34.8	—
Investment Security Gains (Losses), net	(0.2)	(0.5)	(60)
Total Noninterest Income	1,092.0	1,044.5	5

Net Interest Income
Interest Income	505.9	488.1	4
Interest Expense	121.9	108.1	13
Net Interest Income	384.0	380.0	1

Total Revenue	1,476.0	1,424.5	4

Provision for Credit Losses	(3.0)	(13.0)	(77)

Noninterest Expense
Compensation	471.7	457.1	3
Employee Benefits	91.7	91.7	—
Outside Services	171.4	175.6	(2)
Equipment and Software	140.0	132.5	6
Occupancy	51.5	52.8	(2)
Other Operating Expense	69.0	92.2	(25)
Total Noninterest Expense	995.3	1,001.9	(1)

Income before Income Taxes	483.7	435.6	11
Provision for Income Taxes	102.1	79.0	29
NET INCOME	$381.6	$356.6	7%

Dividends on Preferred Stock	$17.3	$5.9	193
Earnings Allocated to Participating Securities	5.2	5.5	(5)
Earnings Allocated to Common and Potential Common Shares	359.1	345.2	4

Per Common Share
Net Income
Basic	$1.59	$1.52	5%
Diluted	1.58	1.51	5

Average Common Equity	$9,255.7	$9,228.8	—%
Return on Average Common Equity	16.0%	15.1%
Return on Average Assets	1.24%	1.16%

Cash Dividends Declared per Common Share	$0.42	$0.42	—%

Average Common Shares Outstanding (000s)
Basic	225,681	226,791
Diluted	227,048	228,067
Common Shares Outstanding (EOP) (000s)	224,991	226,127

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	MARCH 31
	2018	2017	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$29,421.3	$25,943.1	13%
Interest-Bearing Due from and Deposits with Banks (**)	7,748.2	7,320.1	6
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,534.0	1,933.8	(21)
Securities
U.S. Government	5,739.6	6,836.2	(16)
Obligations of States and Political Subdivisions	720.3	1,000.5	(28)
Government Sponsored Agency	19,560.0	17,943.2	9
Other (***)	23,552.1	18,525.4	27
Total Securities	49,572.0	44,305.3	12
Loans and Leases	32,108.9	33,471.8	(4)
Total Earning Assets	120,384.4	112,974.1	7
Allowance for Credit Losses Assigned to Loans and Leases	(125.4)	(162.0)	(23)
Cash and Due from Banks and Other Central Bank Deposits (****)	3,290.2	2,593.3	27
Buildings and Equipment	442.6	459.9	(4)
Client Security Settlement Receivables	581.5	1,559.9	(63)
Goodwill	611.6	519.3	18
Other Assets	4,487.3	3,544.2	27
Total Assets	$129,672.2	$121,488.7	7%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$16,142.9	$15,878.8	2%
Savings Certificates and Other Time	947.5	1,346.8	(30)
Non-U.S. Offices - Interest-Bearing	60,075.3	52,757.3	14
Total Interest-Bearing Deposits	77,165.7	69,982.9	10
Short-Term Borrowings	8,176.4	4,879.8	68
Senior Notes	1,497.5	1,496.8	—
Long-Term Debt	1,422.6	1,321.8	8
Floating Rate Capital Debt	277.5	277.4	—
Total Interest-Related Funds	88,539.7	77,958.7	14
Demand and Other Noninterest-Bearing Deposits	28,025.7	30,546.6	(8)
Other Liabilities	2,851.2	3,005.7	(5)
Total Liabilities	119,416.6	111,511.0	7
Common Equity	9,373.6	9,095.7	3
Preferred Equity	882.0	882.0	—
Total Equity	10,255.6	9,977.7	3
Total Liabilities and Stockholders’ Equity	$129,672.2	$121,488.7	7%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)	MARCH 31	DECEMBER 31
	2018	2017	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$29,421.3	$40,454.9	(27)%
Interest-Bearing Due from and Deposits with Banks (**)	7,748.2	7,855.2	(1)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,534.0	1,324.3	16
Securities
U.S. Government	5,739.6	5,735.3	—
Obligations of States and Political Subdivisions	720.3	781.0	(8)
Government Sponsored Agency	19,560.0	18,682.4	5
Other (***)	23,552.1	22,231.3	6
Total Securities	49,572.0	47,430.0	5
Loans and Leases	32,108.9	32,592.2	(1)
Total Earning Assets	120,384.4	129,656.6	(7)
Allowance for Credit Losses Assigned to Loans and Leases	(125.4)	(131.2)	(4)
Cash and Due from Banks and Other Central Bank Deposits (****)	3,290.2	2,299.0	43
Buildings and Equipment	442.6	464.6	(5)
Client Security Settlement Receivables	581.5	1,647.0	(65)
Goodwill	611.6	605.6	1
Other Assets	4,487.3	4,048.9	11
Total Assets	$129,672.2	$138,590.5	(6)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$16,142.9	$16,975.3	(5)%
Savings Certificates and Other Time	947.5	1,152.3	(18)
Non-U.S. Offices - Interest-Bearing	60,075.3	65,672.2	(9)
Total Interest-Bearing Deposits	77,165.7	83,799.8	(8)
Short-Term Borrowings	8,176.4	9,171.2	(11)
Senior Notes	1,497.5	1,497.3	—
Long-Term Debt	1,422.6	1,449.5	(2)
Floating Rate Capital Debt	277.5	277.5	—
Total Interest-Related Funds	88,539.7	96,195.3	(8)
Demand and Other Noninterest-Bearing Deposits	28,025.7	28,591.0	(2)
Other Liabilities	2,851.2	3,588.0	(21)
Total Liabilities	119,416.6	128,374.3	(7)
Common Equity	9,373.6	9,334.2	—
Preferred Equity	882.0	882.0	—
Total Equity	10,255.6	10,216.2	—
Total Liabilities and Stockholders’ Equity	$129,672.2	$138,590.5	(6)%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)	FIRST QUARTER
	2018	2017	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$26,495.1	$21,806.9	21%
Interest-Bearing Due from and Deposits with Banks (**)	6,920.4	6,684.3	4
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,467.1	2,011.7	(27)
Securities
U.S. Government	5,735.4	7,213.8	(20)
Obligations of States and Political Subdivisions	678.2	989.7	(31)
Government Sponsored Agency	18,848.3	17,796.8	6
Other (***)	23,073.8	18,777.4	23
Total Securities	48,335.7	44,777.7	8
Loans and Leases	32,468.0	33,671.2	(4)
Total Earning Assets	115,686.3	108,951.8	6
Allowance for Credit Losses Assigned to Loans and Leases	(131.0)	(160.8)	(19)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,593.2	2,116.6	23
Buildings and Equipment	457.0	465.9	(2)
Client Security Settlement Receivables	1,012.0	829.6	22
Goodwill	611.0	519.7	18
Other Assets	4,264.8	3,753.6	14
Total Assets	$124,493.3	$116,476.4	7%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$15,916.4	$15,446.7	3%
Savings Certificates and Other Time	1,058.5	1,338.5	(21)
Non-U.S. Offices - Interest-Bearing	59,199.7	52,435.9	13
Total Interest-Bearing Deposits	76,174.6	69,221.1	10
Short-Term Borrowings	9,405.3	5,659.1	66
Senior Notes	1,497.4	1,496.7	—
Long-Term Debt	1,426.5	1,324.9	8
Floating Rate Capital Debt	277.5	277.4	—
Total Interest-Related Funds	88,781.3	77,979.2	14
Demand and Other Noninterest-Bearing Deposits	22,022.9	25,712.5	(14)
Other Liabilities	3,551.4	2,993.3	19
Total Liabilities	114,355.6	106,685.0	7
Common Equity	9,255.7	8,909.4	4
Preferred Equity	882.0	882.0	—
Total Equity	10,137.7	9,791.4	4
Total Liabilities and Stockholders’ Equity	$124,493.3	$116,476.4	7%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET	FIRST	FOURTH
($ In Millions)	QUARTER	QUARTER
	2018	2017	% Change (*)
Assets
Federal Reserve and Other Central Bank Deposits	$26,495.1	$25,995.8	2%
Interest-Bearing Due from and Deposits with Banks (**)	6,920.4	7,084.7	(2)
Federal Funds Sold and Securities Purchased under Agreements to Resell	1,467.1	1,389.8	6
Securities
U.S. Government	5,735.4	5,749.9	—
Obligations of States and Political Subdivisions	678.2	788.1	(14)
Government Sponsored Agency	18,848.3	18,282.5	3
Other (***)	23,073.8	20,781.4	11
Total Securities	48,335.7	45,601.9	6
Loans and Leases	32,468.0	33,235.6	(2)
Total Earning Assets	115,686.3	113,307.8	2
Allowance for Credit Losses Assigned to Loans and Leases	(131.0)	(149.1)	(12)
Cash and Due from Banks and Other Central Bank Deposits (****)	2,593.2	2,838.8	(9)
Buildings and Equipment	457.0	465.7	(2)
Client Security Settlement Receivables	1,012.0	988.8	2
Goodwill	611.0	610.2	—
Other Assets	4,264.8	4,249.8	—
Total Assets	$124,493.3	$122,312.0	2%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$15,916.4	$15,996.1	—%
Savings Certificates and Other Time	1,058.5	1,189.2	(11)
Non-U.S. Offices - Interest-Bearing	59,199.7	58,632.0	1
Total Interest-Bearing Deposits	76,174.6	75,817.3	—
Short-Term Borrowings	9,405.3	8,411.9	12
Senior Notes	1,497.4	1,497.2	—
Long-Term Debt	1,426.5	1,540.1	(7)
Floating Rate Capital Debt	277.5	277.5	—
Total Interest-Related Funds	88,781.3	87,544.0	1
Demand and Other Noninterest-Bearing Deposits	22,022.9	21,385.5	3
Other Liabilities	3,551.4	3,271.7	9
Total Liabilities	114,355.6	112,201.2	2
Common Equity	9,255.7	9,228.8	—
Preferred Equity	882.0	882.0	—
Total Equity	10,137.7	10,110.8	—
Total Liabilities and Stockholders’ Equity	$124,493.3	$122,312.0	2%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)
Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.

(***)
Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are presented in other assets on the consolidated balance sheets in our periodic filings with the SEC.

(****)
Cash and Due from Banks and Other Central Bank Deposits includes the non-interest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2018		2017
($ In Millions Except Per Share Data)	QUARTER		QUARTERS
	FIRST		FOURTH		THIRD		SECOND		FIRST
Net Income Summary
Trust, Investment and Other Servicing Fees	$937.7		$910.0		$867.9		$848.2		$808.2
Other Noninterest Income	154.3		134.5		123.1		131.5		122.7
Net Interest Income	384.0		380.0		354.2		341.5		353.5
Total Revenue	1,476.0		1,424.5		1,345.2		1,321.2		1,284.4
Provision for Credit Losses	(3.0)		(13.0)		(7.0)		(7.0)		(1.0)
Noninterest Expense	995.3		1,001.9		935.6		937.4		894.5
Income before Income Taxes	483.7		435.6		416.6		390.8		390.9
Provision for Income Taxes	102.1		79.0		118.2		122.9		114.8
Net Income	$381.6		$356.6		$298.4		$267.9		$276.1

Per Common Share
Net Income - Basic	$1.59		$1.52		$1.21		$1.12		$1.10
- Diluted	1.58		1.51		1.20		1.12		1.09
Cash Dividends Declared per Common Share	0.42		0.42		0.42		0.38		0.38
Book Value (EOP)	41.66		41.28		40.82		40.20		39.62
Market Value (EOP)	103.13		99.89		91.93		97.21		86.58

Financial Ratios
Return on Average Common Equity	16.0%		15.1%		12.2%		11.6%		11.6%
Return on Average Assets	1.24		1.16		0.98		0.91		0.96
Net Interest Margin (GAAP)	1.35		1.33		1.25		1.25		1.32
Net Interest Margin (FTE*)	1.38		1.39		1.29		1.28		1.35

Assets Under Custody / Administration ($ in Billions) - EOP
Corporate & Institutional Services	$10,131.7		$10,066.8		$9,062.8		$8,690.8		$8,338.2
Wealth Management	654.0		655.8		633.2		603.4		586.5
Total Assets Under Custody / Administration	$10,785.7		$10,722.6		$9,696.0		$9,294.2		$8,924.7

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$7,466.5		$7,439.1		$7,130.9		$6,786.3		$6,533.3
Wealth Management	645.2		645.5		622.9		593.3		574.4
Total Assets Under Custody	$8,111.7		$8,084.6		$7,753.8		$7,379.6		$7,107.7

Assets Under Management ($ In Billions) - EOP
Corporate & Institutional Services	$878.3		$871.2		$840.7		$762.7		$741.1
Wealth Management	287.4		289.8		284.4		266.1		260.2
Total Assets Under Management	$1,165.7		$1,161.0		$1,125.1		$1,028.8		$1,001.3

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$124.7		$150.7		$137.3		$159.0		$179.9
Other Real Estate Owned (OREO)	4.2		4.6		8.2		7.7		6.9
Total Nonperforming Assets	$128.9		$155.3		$145.5		$166.7		$186.8
Nonperforming Assets / Loans and Leases and OREO	0.40%		0.48%		0.44%		0.50%		0.56%
Gross Charge-offs	$4.3		$8.3		$3.5		$5.0		$4.7
Less: Gross Recoveries	1.3		1.7		5.1		1.8		2.7
Net (Recoveries) / Charge-offs	$3.0		$6.6		$(1.6)		$3.2		$2.0
Net (Recoveries) / Charge-offs (Annualized) to Avg Loans and Leases	0.04%		0.08%		(0.02)%		0.04%		0.02%
Allowance for Credit Losses Assigned to Loans and Leases	$125.4		$131.2		$150.3		$153.8		$162.0
Allowance to Nonperforming Loans and Leases	1.0	x	0.9	x	1.1	x	1.0	x	0.9	x
Allowance for Other Credit-Related Exposures	$22.4		$22.6		$23.1		$25.0		$27.0

(*)
Net interest margin presented on an FTE basis is a non-generally accepted accounting principle financial measure that facilitates the analysis of asset yields. Please refer to the Reconciliation to Fully Taxable Equivalent section for further detail.